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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 March 15, 2002

                           Commission File No. 1-13561



                         ENTERTAINMENT PROPERTIES TRUST
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Maryland                                           43-1790877
--------------------                        ------------------------------------
(State of Formation)                        (IRS Employer Identification Number)

      30 West Pershing Road, Suite 201, Kansas City, Missouri        64108
      -----------------------------------------------------------------------
             (Address of principal executive offices)              (Zip Code)


                                 (816) 472-1700
            ---------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                  --------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The following additional information is provided regarding the acquisition of five megaplex movie theatres made by Entertainment Properties Trust ("EPR" or the "Company") on March 15, 2002.

         On March 15, 2002, the Company acquired, through its subsidiary EPT Gulf States LLC ("EPTGS"), the real estate assets of five limited liability companies doing business as Gulf States Theatres. The assets consist of five megaplex movie theatres with an aggregate of 68 screens, approximately 13,400 seats and approximately 317,000 building square feet located in the New Orleans, Louisiana metropolitan area. The aggregate purchase price included the issuance of $15 million in preferred membership interests in EPTGS which pay a 10% annual return and are exchangeable for common shares of the Company at an exchange rate of $17.50 per unit. The sellers have registration rights with respect to the shares.

         Following the solicitation of bids from several national theatre operators, Gulf States entered into an agreement with American Multi Cinema, Inc. ("AMC"), a subsidiary of AMC Entertainment, Inc. (AMEX: AEN) ("AMCE"), to acquire the non-real estate assets and operations related to the theatres, and the Company entered into long-term net leases of the theatres to AMC.

         AMC's obligations under the leases are guaranteed by AMCE.

         Including the five Gulf States theatres, EPR, its subsidiaries and one unconsolidated joint venture to which EPR is a party currently lease 23 megaplex movie theatres to AMC, or approximately 74% of the total number of megaplex movie theatres owned by EPR or such entities. For additional information regarding the relationship between the Company and AMC, see the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and the Company's Definitive Proxy Statement dated April 18, 2002 incorporated by reference herein.

         The theatre leases call for aggregate annualized rentals of approximately $7 million and have average lease life terms of 20 years.

         As a public company with securities registered under the Securities Exchange Act of 1934, financial and other information regarding AMCE and information with regard to AMC may be obtained from the reports and information filed by AMCE with the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amended Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ENTERTAINMENT PROPERTIES TRUST

Date: May 21, 2002                        By: /s/ Fred L. Kennon
                                              ----------------------------------
                                              Fred L. Kennon
                                              Vice President, Treasurer and
                                              Chief Financial Officer




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